UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2021

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2021 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on June 3, 2021. With respect to the four proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of ten nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Peter E. Bisson	75,659,193	1,617,805	22,892	3,780,488
Richard J. Bressler	74,168,218	3,098,289	33,383	3,780,488
Raul E. Cesan	76,464,869	812,899	22,122	3,780,488
Karen E. Dykstra	75,328,817	1,950,582	20,491	3,780,488
Anne Sutherland Fuchs	70,972,550	6,309,769	17,571	3,780,488
William O. Grabe	69,386,191	7,891,348	22,351	3,780,488
Eugene A. Hall	76,242,301	949,951	107,638	3,780,488
Stephen G. Pagliuca	75,469,243	1,808,074	22,573	3,780,488
Eileen M. Serra	76,712,823	558,858	28,209	3,780,488
James C. Smith	72,627,097	4,614,898	57,895	3,780,488

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	72,743,417
Votes Against	4,521,037
Abstentions	35,436
Broker Non-Votes	3,780,488

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year:

Votes For	78,201,003
Votes Against	2,868,020
Abstentions	11,355

Proposal 4 – Approval of the Amended and Restated 2011 Employee Stock Purchase Plan:

Votes For	76,835,801
Votes Against	426,462
Abstentions	37,627
Broker Non-Votes	3,780,488

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 8, 2021	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer